UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material pursuant to §240.14a-12.

ADE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 19, 2005

Dear Fellow Stockholder:

We cordially invite you to attend the 2005 Annual Meeting of Stockholders of ADE Corporation, to be held on Wednesday, September 21, 2005 at 10:00 a.m., Eastern time, at ADE’s corporate headquarters located at 80 Wilson Way, Westwood, Massachusetts.

At the meeting, you will be asked to fix the size of the Board of Directors at five members, to elect five directors, to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending April 30, 2006 and to vote on any other properly proposed matters. In addition, we will report to you on our progress during the past year and receive your questions and comments concerning our company.

After careful consideration, your Board of Directors has unanimously approved the proposals noted above and described more fully in the proxy statement accompanying this letter. YOUR BOARD OF DIRECTORS THEREFORE RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Whether or not you plan to attend our Annual Meeting in person, we urge you to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope to ensure that your shares will be represented at the Annual Meeting. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the meeting. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

The proxy statement accompanying this letter provides you with detailed information about the proposals above. We encourage you to read the document carefully.

Thank you, and we look forward to seeing you at the Annual Meeting.

Sincerely,

Chris L. Koliopoulos, Ph.D.
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE OR BY ATTENDING THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON.

DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

ADE CORPORATION

80 WILSON WAY

WESTWOOD, MASSACHUSETTS 02090

(781) 467-3500

NOTICE OF

2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 21, 2005

August 19, 2005

To our Stockholders:

Notice is hereby given that the 2005 Annual Meeting of Stockholders of ADE Corporation, a Massachusetts corporation, will be held on Wednesday, September 21, 2005 at 10:00 a.m., Eastern time, at ADE’s corporate headquarters located at 80 Wilson Way, Westwood, Massachusetts for the following purposes:

1.	To fix the size of the Board of Directors at five members;

2.	To elect five directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal;

3.	To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as ADE’s independent accountants for the fiscal year ending April 30, 2006; and

4.	To consider and act upon such other business as may properly come before the meeting.

The proposals listed above are described in the accompanying Proxy Statement which you are urged to read carefully and in its entirety.

The Board of Directors has fixed the close of business on August 2, 2005 as the record date for the determination of the holders of common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

William A. Levine,
Clerk

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE OR BY ATTENDING THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON.

DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

ADE CORPORATION

80 WILSON WAY

WESTWOOD, MASSACHUSETTS 02090

(781) 467-3500

PROXY STATEMENT

FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 21, 2005

August 19, 2005

These proxy materials are being furnished to stockholders of ADE Corporation, a Massachusetts corporation, in connection with the solicitation by ADE’s Board of Directors of proxies to be voted at the 2005 Annual Meeting of Stockholders to be held on Wednesday, September 21, 2005 at 10:00 a.m., Eastern time, at ADE’s corporate headquarters, 80 Wilson Way, Westwood, Massachusetts and at any adjournments or postponements thereof.

This proxy statement contains important information regarding the meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

We use a number of abbreviations in this proxy statement. The “proxy materials” are the notice of meeting, proxy statement and proxy card. We sometimes refer to ADE Corporation as “ADE.” References to “fiscal year 2005” mean ADE’s fiscal year that began on May 1, 2004 and ended on April 30, 2005. ADE’s 2005 Annual Meeting of Stockholders is referred to as the “meeting.” The “record date” refers to August 2, 2005, the date on which you must have been an ADE stockholder in order to vote at the meeting.

The proxy materials are first being mailed or otherwise furnished to stockholders of ADE on or about August 19, 2005. The Annual Report to Stockholders for ADE’s fiscal year 2005 is being mailed to the stockholders with the proxy materials, but is not part of the proxy materials.

PROXY SOLICITATION

Proxies may be solicited by directors, officers and employees of ADE by mail, by telephone, in person or otherwise. They will receive no additional compensation for any solicitation efforts. In addition, ADE will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of ADE common stock and obtain voting instructions from the beneficial owners. ADE will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

VOTING PROCEDURES

As an ADE stockholder, you have a right to vote on certain business matters that affect ADE. Each proposal of which ADE is currently aware that will be presented at the meeting and upon which you are being asked to vote is discussed in this proxy statement. Each share of ADE common stock that you own entitles you to one vote. You may vote by mail or in person at the meeting. Beneficial owners may be able to give voting instructions to record holders via other methods, such as by telephone.

Your shares will be voted in accordance with your instructions. By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are enabling the individuals named on the proxy card, referred to as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, that indicates your shares are held in more than one account. Please sign and return all proxy cards to be sure that all your shares are voted for you by the proxies.

If you plan to attend the meeting and vote in person, ADE will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you are entitled to vote in person at the meeting.

REVOKING YOUR PROXY

You may revoke your proxy at any time before it is voted at the meeting. In order to do this, you must: (1) sign and return another proxy at a later date, OR (2) give written notice to the Clerk of ADE at or before the meeting at 80 Wilson Way, Westwood, MA 02090, OR (3) attend the meeting and vote in person. Any one of these actions will revoke an earlier proxy from you.

VOTING CONFIDENTIALITY

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

VOTING SECURITIES

Holders of common stock of record on the books of ADE at the close of business on the record date, August 2, 2005, are entitled to notice of, and to vote at, the meeting. On the record date, there were 14,370,408 shares of ADE’s common stock issued and outstanding.

REQUIRED QUORUM; REQUIRED VOTES

A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if their holder appears in person at the meeting or submits a properly executed proxy card.

The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting on any proposal if the stockholder chooses to do so. If you return a proxy card that withholds your vote from, or abstains from voting on, a proposal, your shares will be counted as present for the purpose of determining a quorum, but will not be counted in the vote on the proposal.

If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms have authority to vote your non-voted shares on certain routine matters. The three proposals before the meeting should be treated as routine matters. Consequently, if you do not give a proxy to vote your shares, your brokerage firm may either leave your shares unvoted or may vote your shares on these routine matters. To the extent your brokerage firm returns a proxy card on your behalf, your shares will be counted as entitled to vote for the purpose of determining if a quorum is present.

Each of the proposals listed below requires approval as set forth opposite such proposal:

Proposal	Vote Required for Approval
Proposal 1. Fix the size of the Board of Directors at five members.	Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. For purposes of determining the number of votes cast, only those votes cast “For” or “Against” are included, and any abstentions will have the effect of a vote “Against” the proposal.

Proposal 2. Election of Directors.	Requires a plurality of the votes cast. For purposes of determining which nominees receive a plurality, only those votes cast “For” are included, and any votes for withholding authority will not count in making that determination.

Proposal 3. Ratification of the appointment of Pricewaterhouse Coopers LLP as our independent accountants for the fiscal year ending April 30, 2006.	Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. For purposes of determining the number of votes cast, only those votes cast “For” or “Against” are included, and any abstentions will have the effect of a vote “Against” the proposal.

If you sign and return a proxy card, but do not indicate how you wish to vote with respect to a particular proposal, the shares represented on such proxy card will be voted FOR the proposal. Similarly, because the above proposals are considered routine matters, if your broker signs and returns a proxy card on your behalf, but does not indicate how the shares should be voted with respect to a particular proposal, the shares represented on such proxy card will be voted FOR the proposal.

VOTING RESULTS

Final voting results will be announced at the meeting and will be published in ADE’s Quarterly Report on Form 10-Q for the second quarter of fiscal year 2006, to be filed with the Securities and Exchange Commission, or SEC. After the report is filed, you may view it on the SEC’s website at www.sec.gov and ADE’s website at www.ade.com. These websites are included as textual references only and the information on these websites is not incorporated by reference in this proxy statement.

PROPOSAL 1

SIZE OF THE BOARD OF DIRECTORS

The By-Laws of ADE provide for a Board of Directors consisting of a number of directors, not less than three nor more than nine, as may be fixed from time to time by the stockholders. At last year’s Annual Meeting of Stockholders of ADE held September 15, 2004, the size of the Board was fixed at five and five directors were elected. The Board has proposed that the stockholders again fix the number of directors constituting the full Board at five members.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR FIXING THE SIZE OF THE BOARD OF DIRECTORS AT FIVE MEMBERS. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO FIX THE SIZE OF THE BOARD.

PROPOSAL 2

ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

The Board has nominated Harris Clay, Landon T. Clay, H. Kimball Faulkner, Chris L. Koliopoulos and Kendall Wright, all of whom are currently serving as directors, to be elected at the meeting to serve on the Board until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified or upon their earlier death, resignation or removal. Each person nominated has consented to his nomination and to serve if elected.

Shares represented by proxies will be voted FOR the election of those nominees as directors unless otherwise specified in the proxy. Shares may not be voted cumulatively. If any of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as such, shares represented by proxies will be voted for such other candidate as may be designated by the Board.

Set forth below is information with respect to each nominee for election to the Board of Directors at the meeting:

HARRIS CLAY, age 78, has been a director of ADE since 1970. He has been self-employed as a private investor during the past five years. Mr. Clay received an AB from Harvard College. Mr. Clay and Landon T. Clay are brothers.

LANDON T. CLAY, age 79, has been a director of ADE since 1970 and Chairman of the Board since 1979. From 1971 until 1997, he served as Chairman of Eaton Vance Corp., a mutual fund management and distribution company. Mr. Clay serves as Chairman of East Hill Management LLC, a registered investment advisor, which he founded in 1997. Mr. Clay received an AB from Harvard College. Mr. Clay and Harris Clay are brothers.

H. KIMBALL FAULKNER, age 74, has been a director of ADE since 1970 and has been retired for the past five years. He was formerly a self-employed small business consultant. Mr. Faulkner received an AB from Harvard College and an MBA from the University of Virginia.

CHRIS L. KOLIOPOULOS, age 52, was elected President and Chief Executive Officer of ADE in 2002 and has been a director of ADE since 1998. He is also President and a founder of Phase Shift Technology, Inc., now ADE Phase Shift, Inc., a wholly-owned subsidiary of ADE, positions he has held since 1987. Dr. Koliopoulos received a BS from the University of Rochester and an MS and a PhD from the University of Arizona.

KENDALL WRIGHT, age 79, has been a director of ADE since 1983 and has been a business, marketing and operations management consultant during the past five years. Mr. Wright received a BS from the Massachusetts Institute of Technology.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO ELECT EACH NOMINEE AS A DIRECTOR.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held five meetings in fiscal year 2005. During fiscal year 2005, each director attended at least 75 percent of Board meetings and meetings of committees of the Board on which he serves. ADE’s Board has determined that the following directors are “independent” under currently applicable NASDAQ National Market, or NASDAQ, rules and SEC rules and regulations: Harris Clay, Landon T. Clay and Messrs. Faulkner and Wright. The ADE Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

The Audit Committee consists of three members, Harris Clay and Messrs. Faulkner and Wright, each of whom is independent as determined under currently applicable NASDAQ and SEC rules. The Board has determined that Mr. Wright is an “audit committee financial expert.” This determination is based on Mr. Wright’s extensive experience as a chief executive officer in both privately and publicly held companies, his experience as a chief financial officer of a private company and his work for a venture capital firm where he received extensive training in financial matters. The Audit Committee’s primary function is to assist the ADE Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by ADE to any governmental body or the public; ADE’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and ADE’s auditing, accounting and financial reporting processes generally. The Audit Committee has sole authority for the appointment, compensation and oversight of ADE’s independent accountants, for considering their independence and effectiveness and for approving the fees and other compensation to be paid to such independent accountants. ADE’s independent accountants report directly to the Audit Committee. The Audit Committee held five meetings during fiscal year 2005.

The Compensation Committee, composed of Landon T. Clay and Messrs. Faulkner and Wright, administers ADE’s stock option and compensation plans and recommends to the full Board the amount, character and method of payment of compensation of all executive officers and certain other key employees and consultants of ADE. The Compensation Committee held five meetings during fiscal year 2005.

The Nominating Committee is composed of Harris Clay, Landon T. Clay and Dr. Koliopoulos. Harris Clay and Landon T. Clay are independent under currently applicable NASDAQ rules and Dr. Koliopoulos is not independent. The primary functions of the Nominating Committee are to assist the Board by identifying, evaluating and selecting highly-qualified candidates to serve as directors of ADE; serving as a focal point for communication between such candidates, the Board and ADE’s management; making recommendations to the independent members of the Board for candidates for all directorships to be filled; identifying, evaluating and making recommendations to the Board of a set of ethics principles applicable to ADE; periodically reviewing and evaluating ADE’s ethics policies and guidelines; and making other recommendations to the Board regarding affairs relating to the directors of ADE. The charter of the Nominating Committee was attached to the Proxy Statement for ADE’s 2004 Annual Meeting of Stockholders held September 15, 2004. The Nominating Committee met once during fiscal year 2005.

Any ADE security holder who desires to communicate with ADE’s directors, individually or as a group, may do so by writing to the party for whom the communication is intended, care of the Clerk of ADE at 80 Wilson Way, Westwood, Massachusetts 02090. The Clerk will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR DIRECTORS AND SHAREHOLDER RECOMMENDATIONS

The Nominating Committee seeks individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommends director nominees for selection by a majority of the independent directors for nomination to fill expiring terms of directors at each annual meeting of stockholders. The Nominating Committee will also consider candidates for nominees as directors of ADE who are recommended by stockholders. To make a recommendation, a stockholder should write to the Nominating Committee care of the Clerk of ADE, 80 Wilson Way, Westwood, MA 02090. However, the Nominating Committee is not obligated to accept such recommendations. In addition, under ADE’s By-Laws, a stockholder has the right to make a nomination by sending written notice, by personal delivery or by mail, of such stockholder’s intent to submit such nomination. The By-Laws require that such notice be sent within specified timeframes and that such notice contains certain information relating to the nominating stockholder and such stockholder’s nominee or nominees. See “Stockholder Proposals for the 2006 Annual Meeting.”

In the event that the Nominating Committee or the Board identifies the need to fill a vacancy or to propose that the stockholders expand the size of the Board and add a new member, the Nominating Committee will initiate a search process and informally keep the Board apprised of its progress. The Nominating Committee may seek input from members of the Board, the Chief Executive Officer and other management and, if desired, hire a search firm. The initial candidate or candidates, including anyone recommended by a stockholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board will then be reviewed and evaluated by the Nominating Committee; the evaluation process for candidates recommended by stockholders is not different from candidates recommended by any other source.

In considering candidates to serve as directors, the Nominating Committee considers all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, familiarity with ADE’s business and the semiconductor business generally, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board and concern for the long-term interests of the stockholders.

For its fiscal year 2005, ADE did not pay any third party to identify or to assist in the evaluation of any candidate for election to the Board. ADE did not receive any stockholder recommendations or nominations for the Board for election at the meeting, except the nominations made by the Board which includes members who are stockholders. All of the nominees for election at the meeting are current members of the Board.

All of the Board members attended last year’s annual meeting of stockholders. ADE maintains a policy of expecting directors’ attendance at annual meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of ADE’s common stock as of August 11, 2005, by (1) each director, (2) each executive officer listed in the Summary Compensation Table below, (3) all ADE directors and executive officers as a group and (4) each other person known to ADE to be the beneficial owner of more than five percent of ADE’s common stock on that date.

NAME	SHARES BENEFICIALLY OWNED(1)	PERCENTAGE OF TOTAL
Directors, Nominees and Executive Officers:
Harris Clay (2)	884,269	6.2%
Landon T. Clay (3)	1,753,608	12.2%
H. Kimball Faulkner (4)	100,217	*
Chris L. Koliopoulos (5)	828,680	5.7%
Kendall Wright (6)	18,156	*
Brian C. James (7)	142,000	*
David F. Basila (8)	343,661	2.4%
All directors and executive officers as a group (7 persons) (9)	4,070,591	27.9%

Other Five Percent Stockholders:
Private Capital Management, Inc. (10)	3,443,127	24.0%
State of Wisconsin Investment Board (11)	803,100	5.6%

*	Less than one percent.
(1)	Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable SEC rules, includes shares of common stock as to which a person has or shares voting power and/or investment power. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days from the date of this table.
(2)	Mr. Clay’s address is c/o ADE Corporation, 80 Wilson Way, Westwood, Massachusetts 02090. Includes 500 shares of common stock issuable upon exercise of stock options.
(3)	Includes 240,000 shares held by the Landon T. Clay Charitable Annuity Lead Trust No. 2, 6,500 shares held by the LTC Corp. Pension and Profit Sharing Plan, 180,000 shares held by the Monadnock Charitable Lead Trust, 13,316 shares held by or on behalf of Mr. Clay’s children and 1,000 shares held by the East Hill Hedge Fund. Mr. Clay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Clay’s address is c/o East Hill Management, 200 Clarendon Street, John Hancock Towers, Suite 6000, Boston, Massachusetts 02116. Also includes 500 shares of common stock issuable upon exercise of stock options.
(4)	Includes 500 shares of common stock issuable upon exercise of stock options.
(5)	Dr. Koliopoulos’ address is c/o ADE Corporation, 80 Wilson Way, Westwood, Massachusetts 02090. Includes 60,000 shares of common stock issuable upon exercise of stock options.
(6)	Includes 500 shares of common stock issuable upon exercise of stock options.
(7)	Includes 140,000 shares of common stock issuable upon exercise of stock options.
(8)	Includes 248,450 shares of common stock held by SJR Technology L.P., which is beneficially owned by Mr. Basila, his wife and his children.
(9)	Includes an aggregate of 200,000 shares of common stock issuable upon exercise of stock options.
(10)	Based solely on the most recent Schedule 13G/A filed by Private Capital Management, L.P., or PCM, with the SEC on February 14, 2005. Includes 3,381,227 shares held by PCM clients and managed by PCM, as to which PCM, its Chairman, Bruce S. Sherman, and its President, Gregg J. Powers, have shared dispositive power. Also includes 51,900 shares as to which Mr. Sherman has sole dispositive power. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group. The address of Private Capital Management, Inc. is 8889 Pelican Bay Blvd., Naples, FL 34108.
(11)	Based solely on the most recent Schedule 13G/A filed by the State of Wisconsin Investment Board with the SEC on February 8, 2005. The address of the State of Wisconsin Investment Board is Post Office Box 7842, Madison, Wisconsin 53707.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, certain officers and persons who are beneficial owners of more than ten percent of ADE’s common stock to file with the SEC reports of their ownership of ADE’s securities and of changes in that ownership. Officers, directors and greater than ten percent stockholders are required by the SEC rules to furnish ADE with copies of all Section 16(a) reports they file. To ADE’s knowledge, based upon a review of copies of reports furnished to ADE with respect to the fiscal year ended April 30, 2005 and upon the written representations of officers and directors, all of such persons have filed all required reports.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation received for services rendered to ADE for the fiscal years ended April 30, 2005, 2004 and 2003 by ADE’s Chief Executive Officer and the most highly compensated executive officers other than the Chief Executive Officer whose annual salary and bonus for the fiscal year ended April 30, 2005 exceeded $100,000. ADE did not have any other executive officers during any part of the fiscal year ended April 30, 2005. These three persons are referred to as the “Named Executives.”

NAME AND PRINCIPAL POSITION				LONG-TERM COMPENSATION AWARDS	ALL OTHER COMPENSATION($)
	ANNUAL COMPENSATION			NUMBER OF SHARES UNDERLYING STOCK OPTIONS
	FISCAL YEAR	SALARY($)	BONUS($)
Chris L. Koliopoulos(1)	2005	345,673	270,000	—	8,308
President and Chief Executive Officer	2004	310,915	150,000	—	5,577
	2003	270,838	55,000	100,000	1,481

Brian C. James	2005	271,539	180,000	—	—
Executive Vice President and Chief Financial Officer	2004 2003	238,340 212,500	100,000 45,000	— —	— —

David F. Basila(2)	2005	197,250	150,000	—	7,455
Vice President	2004	181,742	50,000	—	3,892
	2003	164,821	—	—	1,252

(1)	“All Other Compensation” for Dr. Koliopoulos in fiscal years 2005, 2004 and 2003 includes matching contributions made by ADE on behalf of Dr. Koliopoulos to ADE’s 401(k) Plan.
(2)	“All Other Compensation” for Mr. Basila in fiscal years 2005, 2004 and 2003 includes matching contributions made by ADE on behalf of Mr. Basila to ADE’s 401(k) Plan.

OPTION GRANTS AND AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR

No options were granted to Named Executives under ADE’s stock option plans during the fiscal year ended April 30, 2005. In addition, no options were exercised by the Named Executives during the fiscal year ended April 30, 2005.

DIRECTOR COMPENSATION

Prior to May 18, 2005, ADE’s non-employee directors were reimbursed for expenses and received $1,000 for each Board meeting attended. Directors were given the option to receive shares of ADE’s common stock with an equivalent fair market value, calculated as of the date of each meeting, in lieu of cash compensation. All directors elected to receive shares of common stock, totaling 2,698 shares. In addition, on May 18, 2005, each non-employee director received options to acquire 10,000 shares and an additional $5,000 in cash with respect to his Board service in fiscal year 2005. On May 18, 2005, ADE’s Board also voted to change the compensation paid to non-employee directors for future fiscal years. For future fiscal years, each non-employee director of ADE will be reimbursed for expenses and will receive $5,000 in cash and a grant of options to acquire 5,000 shares of ADE’s common stock each year at the Board meeting immediately following ADE’s Annual Meeting of Stockholders.

AGREEMENTS WITH EXECUTIVE OFFICERS

On May 1, 2002, ADE entered into an agreement with Brian James, currently the Executive Vice President and the Chief Financial Officer of ADE. Under the agreement, if Mr. James’ employment is terminated for any reason other than cause, he is entitled to continue to receive his base salary for twelve months and to continue to participate in certain benefit plans. Mr. James is subject to customary confidentiality and non-competition provisions as part of the agreement.

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors, or the Compensation Committee, is responsible for establishing and administering compensation policies for all executive officers of ADE, including the Chief Executive Officer, and for making specific recommendations regarding compensation for such executive officers to the full Board. The Compensation Committee is composed of Landon T. Clay, H. Kimball Faulkner and Kendall Wright, none of whom is an officer or employee of ADE and all of whom are independent as determined under currently applicable NASDAQ rules. ADE’s Chief Executive Officer participates in discussions with the Compensation Committee regarding the compensation levels of executive officers other than himself.

ADE provides its executive officers with a compensation package consisting of a base salary, incentive compensation in the form of a cash bonus and equity-based incentive compensation in the form of stock options. The overall objectives of ADE’s compensation policies are (1) to establish base salaries which are competitive with those payable by companies with which ADE competes in the marketplace and for the recruitment of executives, (2) to relate a part of the executive’s compensation to his or hers and ADE’s performance through cash bonuses when pre-established profitability and other operating targets are reached and (3) to align management’s interests with those of ADE’s stockholders through the use of stock options at percentage levels appropriate for executive positions within ADE.

In setting compensation levels for fiscal year 2005, the Compensation Committee conducted a review of data from a number of independent surveys. The Compensation Committee also reviewed the compensation paid to executive officers at a selected peer group of semiconductor equipment companies, which we refer to as “Selected Peer Group Data.”

BASE SALARIES

Base salaries for fiscal year 2005 for ADE’s executive officers were set by the Compensation Committee based on the responsibilities of the position held and the experience and performance of the individual. The Compensation Committee reviewed the salaries of each of the executive officers of ADE, compensation practices at similar companies in the industry, individual and ADE performance and individual responsibility levels and adjusted individual salaries for fiscal year 2005 based on these factors.

EXECUTIVE BONUSES

All executive officers, including the Chief Executive Officer, as well as all other employees of ADE, participate in ADE’s bonus pool, as determined from time to time by the Compensation Committee. Under the existing plan, the total amount of this pool is determined by a fixed percentage of pre-tax profit in excess of a threshold corresponding to a targeted rate of return on invested capital. This methodology was not utilized in respect of fiscal year 2005 because the Compensation Committee and management did not believe these criteria appropriately valued ADE’s results or individual achievements in fiscal year 2005. However, with the approval of the Compensation Committee, we did pay certain bonuses out of a discretionary pool in fiscal year 2005.

STOCK OPTIONS

The Compensation Committee also is responsible for administration of ADE’s stock option and stock purchase plans and the granting of rights thereunder. Stock option grants are based on the Compensation Committee’s subjective evaluation of each executive officer’s performance and contribution to ADE, the executive officer’s position and responsibilities and the executive officer’s attitude and role as a leader. The Compensation Committee also considers, but does not weigh as heavily, each executive officer’s potential for greater contribution to ADE in the future and length of service with ADE. Finally the Compensation Committee considers the executive stock ownership levels reported by executives included in the Selected Peer Group Data. Generally, stock options are granted with an exercise price equal to the market price of the common stock on the date of grant and vest quarterly over five years. This approach is designed to act as an incentive for the creation of stockholder value and management stability over the long term, since the full benefit of the compensation package cannot be realized unless and until stock price appreciation occurs over a number of years.

CHIEF EXECUTIVE OFFICER COMPENSATION

Dr. Koliopoulos’ fiscal year 2005 base salary was $345,673. Dr. Koliopoulos received a cash bonus of $150,000 in respect of fiscal year 2004.

INTERNAL REVENUE CODE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to ADE for compensation over $1 million paid during any year to ADE’s Chief Executive Officer and other Named Executives. Qualified performance-based compensation is not included in the $1 million limit. The Compensation Committee believes that all of ADE’s stock option plans qualify as performance-based compensation plans.

Submitted by the Compensation Committee

Landon T. Clay, Chairman
H. Kimball Faulkner
Kendall Wright

REPORT OF THE AUDIT COMMITTEE

COMPOSITION

The Audit Committee of the Board of Directors, or the Audit Committee, is composed of three independent directors, as determined under currently applicable NASDAQ rules, and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Harris Clay and Messrs. Faulkner and Wright.

RESPONSIBILITIES

The responsibilities of the Audit Committee include:

•	serving as an independent and objective party to monitor ADE’s financial reporting process and internal control system;

•	reviewing and appraising the audit efforts of ADE’s independent accountants and, if at any time ADE has an auditing department, such auditing department;

•	providing an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department (if any) and the Board; and

•	preparing the report required by SEC rules and regulations to be included in ADE’s annual proxy statement.

Management is responsible for ADE’s financial reporting process, including its internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. ADE’s independent accountants are responsible for auditing those financial statements and expressing an opinion that ADE’s audited financial statements are in accordance with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and review these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management has represented to the Audit Committee that ADE’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.

DISCUSSIONS WITH MANAGEMENT AND INDEPENDENT ACCOUNTANTS

The Audit Committee has discussed with ADE’s independent accountants, PricewaterhouseCoopers LLP, or PwC, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” PwC has provided the Audit Committee the letter and written disclosures required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committee.” The Audit Committee has discussed with PwC its independence under the foregoing standards. In addition, PwC has delivered various reports to the Audit Committee regarding, among other things, ADE’s critical accounting policies.

SUMMARY

Based upon (1) the Audit Committee’s discussions with management and PwC, (2) the Audit Committee’s review of the representations of management, and (3) the report of PwC to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in ADE’s Annual Report on Form 10-K for the year ended April 30, 2005, as filed with the SEC on July 26, 2005.

Submitted by the Audit Committee

Harris Clay, Chairman
H. Kimball Faulkner
Kendall Wright

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the five-year cumulative return for ADE’s common stock, the Philadelphia Semiconductor Index and the NASDAQ-US Index, each of which assumes an initial value of $100 and reinvestment of any dividends.

	April 2000	April 2001	April 2002	April 2003	April 2004	April 2005
ADE Corporation	$100.00	$90.50	$74.32	$34.33	$101.46	$121.32
Philadelphia Semi. Index	100.00	56.60	44.97	28.49	38.07	33.24
NASDAQ-US Index	100.00	54.95	43.98	38.33	50.50	50.84

NO INCORPORATION BY REFERENCE

In ADE’s filings with the SEC, information is sometimes “incorporated by reference.” This means that ADE is referring you to information previously filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the preceding Report of the Audit Committee and Stock Performance Graph specifically are not incorporated by reference into any other filings with the SEC.

PROPOSAL 3

APPROVAL OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as ADE’s independent accountants for the fiscal year ending April 30, 2006 and seeks stockholder ratification of the appointment. PwC has served as ADE’s independent accountants since 1973. Representatives of PwC will be present at the meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

Audit Fees

The fees for services provided by PwC to ADE in the last two fiscal years were as follows:

Type of Fees	FY 2005	FY 2004
Audit Fees	$628,000	$290,000
Audit-Related Fees	17,000	10,000
Tax Fees	15,000	32,000
All Other Fees	—	—
Total Fees	$660,000	$332,000

In the above table, “audit fees” are fees ADE paid to PwC for professional services for the audit of ADE’s consolidated financial statements included in ADE’s annual report on Form 10-K and reviews of financial statements included in ADE’s quarterly reports on Form 10-Q, or for services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees billed by PwC for assurance and related services that are reasonably related to the performance of the audit or review of ADE’s financial statements and included fees for statutory audits of certain of ADE’s foreign subsidiaries and consulting on specific accounting matters; and “tax fees” are fees billed by PwC for tax compliance, tax advice and tax planning. Audit fees for 2005 include services relating to the examination and evaluation of our internal control over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has reviewed the fees paid to the independent accountants as part of its review of the independent accountants’ independence and concluded that such fees and the services provided are compatible with PwC’s independence.

Services Provided by PwC

The Audit Committee recognizes the importance of maintaining the independence and objective viewpoint of the independent accountants. The Audit Committee also recognizes that the independent accountants possess a unique knowledge of ADE, and can provide necessary and valuable services to ADE in addition to the annual audit. The Audit Committee currently has no pre-approval policies or procedures for independent accountants’ services, as it specifically pre-approves each of the services to be rendered by PwC in advance of performance including the fees and terms thereof. The Audit Committee may delegate approval authority to one or more designated members of the Audit Committee. The Audit Committee will not delegate the Audit Committee’s responsibilities to approve services performed by the independent accountants to management.

Since May 6, 2003, the date when SEC rules relating to approval of services by independent accountants became effective, all services for which ADE engaged the independent accountants were pre-approved by the Audit Committee. The total fees paid to PwC for services are set forth in the table above.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ADE’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 2006. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL. IF THE APPOINTMENT IS NOT SO RATIFIED, THE BOARD WILL CONSIDER SELECTING OTHER INDEPENDENT ACCOUNTANTS.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

In order to be considered for inclusion in the Proxy Statement for ADE’s 2006 Annual Meeting of Stockholders, stockholder proposals must be received by ADE no later than April 21, 2006. A stockholder who intends to present a proposal at ADE’s 2006 Annual Meeting of Stockholders and who intends to conduct his or her own proxy solicitation must submit the proposal so it is received by ADE no later than July 5, 2006. Proposals should be sent to the attention of the President at ADE’s offices at 80 Wilson Way, Westwood, Massachusetts 02090.

Stockholder nominations for election to the Board at the 2006 Annual Meeting of Stockholders must be submitted to ADE by June 23, 2006 and must include (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of stock of ADE entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (5) the consent of each nominee to serve as a director of ADE if so elected.

CODE OF ETHICS

ADE has adopted a Code of Ethics that applies to all of its directors, officers and employees, including ADE’s principal executive officer, principal financial officer, principal accounting officer, controller or any person performing similar functions. This Code of Ethics is designed to comply with currently applicable NASDAQ rules related to codes of conduct. A copy of ADE’s Code of Ethics is attached as Exhibit 14.1 to ADE’s Annual Report on Form 10-K for the fiscal year ended April 30, 2004.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that, unless stockholders give contrary instructions, only one copy of ADE’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. ADE will promptly deliver a separate copy of either document to any stockholder upon written or oral request to ADE Corporation, 80 Wilson Way, Westwood, Massachusetts 02090, Attn: Chief Financial Officer, telephone (781) 467-3500. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee record holder.

OTHER MATTERS

The meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

By order of the Board of Directors

William A. Levine,

Clerk

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

ADE CORPORATION

2005 ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 21, 2005

The undersigned hereby appoints Landon T. Clay and Chris L. Koliopoulos, or either of them, as proxies to represent and vote on behalf of the undersigned, with full power of substitution, at the 2005 Annual Meeting of Stockholders of ADE Corporation, to be held on September 21, 2005 at 10:00 A.M., Eastern time, at ADE Corporation’s corporate headquarters, 80 Wilson Way, Westwood, Massachusetts, and at any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THEIR VOTE FOR ONE OR MORE NOMINEE(S) FOR DIRECTOR(S) BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

ADE CORPORATION

SEPTEMBER 21, 2005

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Proposal to fix the size of the Board of Directors at five (5) members.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.      Election of Directors

☐        FOR ALL NOMINEES

☐        WITHHOLD AUTHORITY FOR ALL NOMINEES

☐        FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:    ●

NOMINEES: o Harris Clay o Landon T. Clay o H. Kimball Faulkner o Chris L. Koliopoulos o Kendall Wright

3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as ADE’s independent accountants for the fiscal year ending April 30, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” EACH PROPOSAL.

Signature of Stockholder:

Date:

Signature of Stockholder:

Date:

NOTE:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.